EXHIBIT 10.83

AMENDMENT 5 TO TRANSITION SERVICES AGREEMENT

THIS AMENDMENT 5 TO TRANSITION SERVICES AGREEMENT (this “Amendment”), is made and effective as of May 28, 2013, is by and between Dean Foods Company, a Delaware corporation, (“Dean Foods”) and The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”).

WHEREAS, Dean Foods and WhiteWave previously entered into a Transition Services Agreement dated October 25, 2012, which became effective as of October 31, 2012 (as amended by Amendments 1 and 2, 3, 4, the “Agreement”); and

WHEREAS, Dean Foods and WhiteWave desire to amend a Schedule to the Agreement to modify certain end dates and base costs as reflected in the Schedules to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2. Amendments to Schedules.

(a) Schedule B of the Agreement is hereby amended to include the end dates and base costs set forth on Exhibit I hereto.

3. Binding Effect and Assignment. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, except as is otherwise expressly provided herein or in the Agreement.

4. The Agreement. All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

5. Titles. The titles of the articles, sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

6. Execution. This Amendment may be executed in any number of original, facsimile, or portable document format (pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their proper and duly authorized representatives as of the date first set forth above.

DEAN FOODS COMPANY

By:	/S/ SHAY BRAUN

Name: Shay Braun
Title: Senior Vice President

THE WHITEWAVE FOODS COMPANY

By:	/S/ ROGER THEODOREDIS

Name: Roger Theodoredis
Title: Executive Vice President and General Counsel

EXHIBIT I

Schedule B—WhiteWave As Provider

Service	New End Date	New Base Cost ($/Month)
Research & Development
• Pilot plants, sensory, pkg. lab, customer service center and general facilities	12/31/14	43,833
QA Lab Services
• Lab testing services performed and/or management at WW	12/31/14	20,000